EXHIBIT 99.16

                           SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
                     FLEMING CAPITAL MUTUAL FUND GROUP, INC.

                              TOTAL RETURN FORMULA


                               n
                         P(1+T)   = ERV


Where:            P        =        a hypothetical initial payment of $1,000

                  T        =        average annual total return

                  n        =        number of years

                  ERV      =        ending redeemable value  of  a  hypothetical
                                    $1,000 payment made at the beginning of the 1-, 5- or 10-year periods at the end of the 1-, 5- or 10-year periods (or fractional portion thereof)


Fleming Fund
------------
For the period November 13, 1997(commencement of operations) to March 31, 1998:

                             0.17
                  $1,000(1+T)      = $1,193 or total rate of 19.34%

Fleming Fledgling Fund
----------------------
For the period November 14, 1997 (commencement of operations) to March 31, 1998:

                             0.17
                  $1,000(1+T)      = $1,162 or total rate of 16.18%